JURISDICITION OF
SUBSIDIARY NAME                                             INCORPORATION

Modis International Co.                                    Canada
AMPL Incorporated                                          California
Berger IT Co.                                              Delaware
Idea.com, Inc.                                             Delaware
Soliance, L.L.C.                                           Delaware
The McKinley Group of Florida LLC                          Delaware
LawCorps Corporation                                       District of Columbia
Accounting Principals, Inc.                                Florida
Beeline Operations Corp.                                   Florida
Beeline.com, Inc.                                          Florida
First Shore, Inc.                                          Florida
Idea Integration Corp.                                     Florida
Idea Integration of Georgia Corp.                          Florida
MPS Asset Management Corp.                                 Florida
MPS Group, LLC                                             Florida
MPS IP Services Corp.                                      Florida
MPS Realty Services, Inc.                                  Florida
Modis GP, Inc.                                             Florida
Modis LP-2, Inc.                                           Florida
Modis of Georgia, Inc.                                     Florida
Modis, Inc.                                                Florida
Modis/   Computer Action, Inc.                             Florida
Modis Professional Services, Inc.                          Florida
Soliant, Inc.                                              Florida
Sunbelt Staffing Solutions, Inc.                           Florida
Management Principals, Inc.                                Georgia
Modis of Georgia, L.P.                                     Georgia
Soliant Health, Inc.                                       Georgia
Special Counsel, Inc.                                      Maryland
Additional Technical Support of Massachusetts, Inc.        Massachusetts
Entegee, Inc.                                              Massachusetts
Systems Pros of Massachusetts, Inc.                        Massachusetts
Data Management Consultants, Inc.                          Missouri
Law Pros Legal Placement Services, Inc.                    New Jersey
Badenoch and Clark, Inc.                                   New York
LIT, Inc.                                                  New York
Accounting Principals, Ltd.                                Pennsylvania
Diversified Search, Inc.                                   Pennsylvania
Idea Integration of Pennsylvania, LP                       Pennsylvania
Scientific Staffing, Inc.                                  Pennsylvania
Amicus Staffing, Inc.                                      Tennessee
Modis Consulting Partners, Inc.                            Texas
Avalon Systems Development Limited                         United Kingdom
Badenoch & Clark (IP)Limited                               United Kingdom
Badenoch and Clark Limited                                 United Kingdom
Howard Organisation Limited                                United Kingdom
IT Link Limited                                            United Kingdom
Lawson Bishop Financial Ltd.                               United Kingdom
Lion Recruitment Limited                                   United Kingdom
Modis International Limited                                United Kingdom
MPS Group International PLC                                United Kingdom
Resource Control & Management Limited                      United Kingdom
Universal Integrated Solutions Limited                     United Kingdom